DISCUSSION MATERIALS

August 3, 2011

PERELLA WEINBERG PARTNERS

TABLE OF CONTENTS

I. SITUATION OVERVIEW

C&D TECHNOLOGIES VALUATION SUMMARY

($ in millions, except per share figures)

		Unaffected (June 15, 2011)	Offer (June 16, 2011)	Current (August 1, 2011)
Price per share		$8.24	$9.50	$9.30
Premium / (Discount) to:	**Price**			
Current (Aug-01-2011)	$9.30	(11.4%)	2.2%	--
Unaffected (Jun-15-2011)	8.24	--	15.3%	12.9%
Announcement of Debt-for-Equity Exchange (Oct-21-2010)	3.72	121.5%	155.3%	150.0%
52-week High as of Unaffected Date	30.33	(72.8%)	(68.7%)	(69.3%)
52-week Low as of Unaffected Date	8.10	1.7%	17.3%	14.8%
Diluted Shares Outstanding		15.2	15.4	15.3
Equity Value		**$125**	**$146**	**$143**
Plus: Net Debt [1]		69	69	69
GAAP Enterprise Value		**$194**	**$215**	**$211**
Plus: After-Tax Underfunded Pension Obligation [2]		23	23	23
Pension Adjusted Enterprise Value		**$217**	**$238**	**$234**
GAAP TRADING MULTIPLES	**Metric**			
EV / CY 2011E (FY 2012E) EBITDA	$24	8.2x	9.1x	8.9x
EV / NTM EBITDA	33	5.8x	6.4x	6.3x
EV / CY 2012E (FY 2013E) EBITDA	39	5.0x	5.5x	5.4x
Price / CY 2011E (FY 2012E) EPS	$0.09	NM	NM	NM
Price / NTM EPS	0.58	14.1x	16.3x	16.0x
Price / CY 2012E (FY 2013E) EPS	0.83	10.0x	11.5x	11.2x
PENSION ADJUSTED TRADING MULTIPLES [3]				
EV / CY 2011E (FY 2012E) EBITDA	$27	8.1x	8.9x	8.8x
EV / NTM EBITDA	36	6.0x	6.5x	6.4x
EV / CY 2012E (FY 2013E) EBITDA	42	5.2x	5.6x	5.6x

Sources: Company filings, Management estimates

Notes: (1) Represents total debt of $62 million, cash of $5 million and minority interest of $13 million as of April 30, 2011

(2) Represents underfunded pension obligation of $32 million tax effected at assumed 35% tax rate plus other post employment benefit obligation of $2 million (as of January 31, 2011)

(3) EBITDA is adjusted for the periodic benefit cost net of service cost for pension obligations and other postretirement benefits

PERELLA WEINBERG PARTNERS

STOCK PRICE PERFORMANCE

Share Price Performance Since:	Price	% Change
Offer Date (6/16/11):	$9.35	(0.5%)
Unaffected Date (6/15/11):	$8.24	12.9%
Restructuring (10/21/10):	$3.72	150.0%


Exploratory Sale Process
Share Price
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Aug-10
Nov-10
Feb-11
May-11
Aug-11
Volume (Shares in Thousands)
500
400
300
200
100
0
$9.30
Aug. 31, 2010
Board and AG agreed to a term sheet regarding the debt-for-equity exchange
Sep. 13, 2010
Board approved a restructuring support agreement with AG and Bruce & Co.
Oct. 8, 2010
Trading on the NYSE was suspended due to failure to meet minimum market cap requirement
Oct. 21, 2010
Company announced debt-for-equity exchange offer
Nov. 1, 2010
Company elected not to make interest payment on 5.25% Convertible Senior Notes
Dec. 21, 2010
Company announced that 97.99% of aggregate principal of notes was tendered by noteholders
Dec. 23, 2010
Company completed debt-to-equity exchange, reducing debt from $175 million to $50 million
Jan. 31, 2011
Board approved plan for 1-for-35 reverse stock split
Mar. 15, 2011
Company completed 1-for-35 reverse stock split
May 2, 2011
Company reported fourth quarter results for fiscal year 2011
Jun. 8, 2011
Company reported first quarter results for fiscal year 2012
Jun. 16, 2011
Company received going private proposal from AG
Unaffected Price: $8.24

Source: Company filings, Company press releases, FactSet
Note: Stock prices adjusted for 1-for-35 reverse stock split completed March 15, 2011

PERELLA WEINBERG PARTNERS

II. PERFORMANCE AND PROJECTIONS

Despite pass-through mechanisms for lead costs, historical analysis suggests that increased lead prices impact C&D's stock price performance negatively

LEAD INPUT COST SENSITIVITY

($ in millions, except per share data)

COST OF LEAD VS. C&D TECHNOLOGIES SHARE PRICE


$250
$200
$150
$100
$50
$0
C&D Stock Price ($)
$2.50
$2.00
$1.50
$1.27
$1.00
$0.50
$9.30
$0.00
LME Lead Spot Price ($ / pound)
Aug-06
Aug-07
Aug-08
Aug-09
Aug-10
Aug-11
C&D Stock Price
Lead Price

REVENUES AND GROSS MARGIN


$69
$71
$77
$77
$83
$91
$94
$94
$92
$94
$85
$74
$82
$91
$88
$85
$84
$88
$99
$88
17.5%
16.0%
11.0%
13.7%
16.0%
6.4%
10.3%
14.6%
14.5%
17.2%
6.1%
7.3%
12.1%
14.3%
10.4%
11.8%
13.2%
12.3%
17.4%
14.5%
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
2006
2007
2008
2009
2010
2011
Revenue
Gross Margin

Source: Company filings, Bloomberg

PERELLA WEINBERG PARTNERS

SWOT ANALYSIS

STRENGTHS

- Leading market position
  - No. 1 market share at ~30% for standby lead acid batteries in the Americas
  - Global No. 3 with a market share at ~6%
- Well positioned to capitalize on Asian opportunity
- Long term relationships with blue chip customers
- Experienced management team

WEAKNESSES

- Concentrated customer base
- Cyclical end markets
- Limited international reach / low market share in Europe
- Significant financial constraints; lack of growth capital

OPPORTUNITIES

- Expand into emerging technologies
  - Developing lithium-ion and advanced lead carbon battery solutions
- Expansion of manufacturing into India
  - Access to Indian market
  - Exports into Europe, Middle East and Africa and parts of Asia at competitive price points
- Expansion of presence in China
  - Growth in output of current facility
  - Acquisition of minority stake

THREATS

- Lead price and commodity volatility
- Technology risk from competitors
  - Energy storage space has attracted significant resources devoted to development of new technologies
- Pricing pressure from Asian manufacturers
- Risk from costs of environmental compliance and remediation

Source: Company filings, Management presentations

HISTORICAL RESULTS RELATIVE TO MANAGEMENT PLAN

($ in millions)

REVENUE


$92
$84
$93
$88
$93
$99
$98
$88
$95
$99
$102
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

ADJUSTED EBITDA [1]


$6.3
$3.1
$4.6
$3.9
$6.9
$7.7
$7.7
$3.6
$4.4
$6.8
$8.9
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

EBITDA MARGINS


6.9%
3.7%
5.0%
4.4%
7.4%
7.8%
7.8%
4.0%
4.6%
6.9%
8.7%
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

NET INCOME [2]


($1.6)
($4.9)
($4.1)
($6.4)
($5.9)
($5.4)
$1.3
($0.6)
($1.1)
($0.4)
$3.9
Q2 2011
Jul 2010
Q3 2011
Oct 2010
Q4 2011
Jan 2011
Q1 2012
Apr 2011
Q2 2012
Jul 2011
Q3 2012
Oct 2011
Q4 2012
Jan 2012

■ Management Plan ■ Actual Results ■ Management Estimates

Source: Management estimates, Company filings

Notes: (1) Calculated as operating income plus depreciation & amortization plus stock based compensation expense

(2) Net income adjusted for a $60 million goodwill impairment recorded in Q2 2011 and a $12 million gain related to the debt-for-equity exchange realized in Q4 2011

PERELLA WEINBERG PARTNERS

CURRENT VS. PRIOR MANAGEMENT PLAN

($ in millions)

REVENUE

Prior Plan '12 - '14 CAGR: 7.5% | Current Plan '12 - '14 CAGR: 11.1%


$287
$346
$366
$336
$355
$406
$383
$451
$447
$469
$474
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

ADJUSTED EBITDA [1]

Prior Plan '12 - '14 CAGR: 14.4% | Current Plan '12 - '14 CAGR: 33.7%


$10
$5
$11
$1
$16
$33
$24
$41
$39
$44
$42
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

EBITDA MARGINS


3.5%
1.6%
3.1%
0.3%
4.6%
8.2%
6.2%
9.2%
8.7%
9.3%
8.9%
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

NET INCOME [2]

Prior Plan '12 - '14 CAGR: 25.8% | Current Plan '12 - '14 CAGR: 176.7%


($45)
($21)
($17)
($26)
($56)
$8
$2
$12
$12
$13
$13
(FY) 2007A
2008A
2009A
2010A
2011A
2012E
2013E
2014E

■ Prior Management Plan ■ Current Management Plan ■ Actual Results

PERELLA WEINBERG PARTNERS

Source: Management estimates, Company filings

Notes: (1) Calculated as operating income plus depreciation & amortization plus stock based compensation expense

(2) Historical net income shown as reported

POTENTIAL GROWTH OPPORTUNITIES

	DESCRIPTION	POTENTIAL OPPORTUNITY	COMMENT
INCREASE PRODUCTION IN CHINA	• Request revision to existing permit to allow for increased production levels	• Increased capacity could add $30 million of incremental sales after approximately one year of ramp-up	• Application for permit expansion on hold for 3-6 months pending easing of government concerns around national environmental issues
BUY-OUT OF JV PARTNER	• Negotiate to buy-out JV partner's 33% stake	• Capture EBITDA at early stage of growth at acceptable valuation	• Will likely require external financing • Timing and total required investment subject to negotiation
EXPANSION IN ASIA	• Expansion of manufacturing into India	• Access to Indian market • Ability to export into EMEA and parts of Asia at competitive price points • Eliminates need for sourcing from China and may improve margins at Chinese facility	• Indian market highly competitive • Reaction from competition in India is uncertain (currently three large suppliers control the market) • Significant capital required
OTHER	• Secure orders from Nokia related to LightSquared network expansion project • Expand into developing technologies	• Nokia contract could add $60 million of incremental revenues over 3 years • Capture future market share by developing lithium-ion and advanced lead carbon battery solutions	• Highly visible earnings impact assuming LightSquared funding requirements are met • Cleantech presents attractive long-term market opportunity, but limited visibility

Source: Management estimates

POTENTIAL GROWTH OPPORTUNITIES (CONTINUED)

INCREMENTAL EBITDA CONTRIBUTION (FY) [1]


$23
2
$21
3
2
$10
3
1
$3
3
$0
$6
$15
$20
H2 2012
2013
2014
2015
2016

CAPITAL EXPENDITURES REQUIRED (FY)


$0
($2)
($4)
($5)
($36)
H2 2012
2013
2014
2015
2016
Upside from:
New Plant in India
Permit for Increased Output in China
Nokia Contract

Source: Management estimates
Note: (1) Excludes 33% of JV partner's EBITDA from increased production in China

PROJECTED CASH FLOW SUMMARY

($ in millions)

Fiscal Year Ended January 31,	2011A	2012E	2013E	2014E
Net Income	($56)	$1	$13	$13
Plus: Non-Controlling Interest Expense	1	2	2	3
Plus: Depreciation & Amortization	10	11	11	11
Plus: Stock Based Compensation	1	1	1	1
Plus: Impairment of Goodwill	60	0	0	0
Less: Deferred Income Taxes	(13)	0	0	0
Less: Increase in NWC	(14)	(5)	(1)	4
Plus: Change in Other Liabilities	0	(3)	(4)	(6)
Less: Pension Plan Contributions (After-tax)	(2)	(4)	(5)	(6)
Operational Cash Flows	**($14)**	**$2**	**$18**	**$21**
Capital Expenditures	($8)	($9)	($12)	($12)
Investing Cash Flows	**($8)**	**($9)**	**($12)**	**($12)**
Free Cash Flow	**($22)**	**($7)**	**$6**	**$9**
Cash Balance [1]	$4	$5	$5	$5
Debt Balance	$55	$63	$57	$49
Net Debt	$52	$58	$52	$44
Net Debt / EBITDA	**3.2x**	**2.5x**	**1.3x**	**1.0x**
Debt / EBITDA	**3.4x**	**2.7x**	**1.5x**	**1.2x**
Net Debt / EBITDA Less CapEx	**6.2x**	**4.0x**	**1.9x**	**1.4x**
Debt / EBITDA Less CapEx	**6.6x**	**4.3x**	**2.1x**	**1.6x**
EBITDA Less CapEx / Interest Expense	**0.6x**	**3.3x**	**6.3x**	**6.8x**

Source: Management estimates
Note: (1) Assumes a minimum cash balance requirement of $5 million

OVERVIEW OF SELECTED PEER GROUP

($ in millions)

	C&D TECHNOLOGIES	ENERSYS	EXIDE
SALES BY GEOGRAPHY			
SALES BY SEGMENT			
OPERATING MARGIN (1)			

C&D Technologies – Sales by Geography
Americas (ex-U.S.) 3%
Asia 7%
EMEA 19%
72% United States

EnerSys – Sales by Geography
Americas (ex-U.S.) 4%
Asia 9%
45% Europe
41% United States

Exide – Sales by Geography
Americas (ex-U.S.) 6%
United States 37%
57% Europe & ROW

C&D Technologies – Sales by Segment
Standby Power 100%

EnerSys – Sales by Segment
Reserve Power 49%
51% Motive Power

Exide – Sales by Segment
Industrial Energy 35%
65% Transportation

C&D Technologies – Operating Margin
$346 $366 $336 $355 $383 $447
1.6% 3.1% 0.3% 4.6% 3.1% 6.0%
2007 2008 2009 2010 2011E 2012E
Sales
EBITDA Margin

EnerSys – Operating Margin
8.9% 10.0% 10.6% 11.7% 12.1% 12.4%
$1,858 $2,162 $1,522 $1,867 $2,249 $2,439
2007 2008 2009 2010 2011E 2012E
Sales
EBITDA Margin

Exide – Operating Margin
$3,473 $3,698 $2,625 $2,828 $3,059 $3,126
5.5% 7.6% 6.4% 7.8% 8.5% 9.1%
2007 2008 2009 2010 2011E 2012E
Sales
EBITDA Margin

	C&D TECHNOLOGIES	ENERSYS	EXIDE
Total Debt / LTM EBITDA	3.4x	1.1x	3.3x
Net Debt / LTM EBITDA	3.1x	0.6x	2.6x
Market Value of Equity	$143	$1,592	$571
Enterprise Value	211	1,736	1,160
EV / CY 2012E EBITDA	5.4x (2)	5.9x	4.2x
Price / CY 2012E Earnings	11.2x (2)	9.6x	6.5x

PERELLA WEINBERG PARTNERS

Source: Company filings, Capital IQ, FactSet as of August 1, 2011
Note: (1) Calendar Year sales and EBITDA estimates represent I/B/E/S consensus for EnerSys and Exide and Management estimates for C&D Technologies
(2) Based on current share price of $9.30

PEER BENCHMARKING ANALYSIS

HISTORICAL

2008A – 2010A REVENUE CAGR


(1.5%)
(7.1%)
Selected Peers Median: (9.8%)
(12.6%)
(0.9%)
C&D
EnerSys
Exide
Other Strategic Players

2008A – 2010A AVERAGE EBITDA MARGIN


2.5%
10.8%
Selected Peers Median: 9.0%
7.3%
7.8%
C&D
EnerSys
Exide
Other Strategic Players

PROJECTED

2010A – 2012E REVENUE CAGR


12.2%
14.3%
Selected Peers Median: 9.7%
5.1%
8.8%
C&D
EnerSys
Exide
Other Strategic Players

2010A – 2012E AVERAGE EBITDA MARGIN


6.1%
12.1%
Selected Peers Median: 10.3%
8.5%
10.6%
C&D
EnerSys
Exide
Other Strategic Players

Source: Capital IQ, FactSet, Management estimates
Notes: All financials are calendarized to year ending December 31
Other Strategic Players represents the median of Greatbatch, GS Yuasa, Johnson Controls, Maxwell Technologies, Power-One and Ultralife

PERELLA WEINBERG PARTNERS

III. FINANCIAL ANALYSIS

CURRENT SECTOR VALUATIONS

EV / CY 2012E EBITDA


C&D
SELECTED PEERS
OTHER STRATEGIC PLAYERS
5.4x
5.0x
5.9x
4.2x
14.3x
7.6x
6.5x
6.2x
3.8x
3.5x
Selected Peers Median: 5.0x
Other Strategic Players Median: 6.3x
C&D (Current)
C&D (Unaffected)
EnerSys
Exide
Maxwell Technologies
Johnson Controls
GS Yuasa
Greatbatch
Ultralife
Power-One

PRICE / CY 2012E EARNINGS


C&D
SELECTED PEERS
OTHER STRATEGIC PLAYERS
11.2x
10.0x
9.6x
6.5x
26.4x
15.4x
13.3x
10.8x
9.1x
6.5x
Selected Peers Median: 8.1x
Other Strategic Players Median: 12.0x
C&D (Current)
C&D (Unaffected)
EnerSys
Exide
Maxwell Technologies
GS Yuasa
Greatbatch
Johnson Controls
Ultralife
Power-One

Source: Company filings, FactSet, I/B/E/S Estimates
Note: Share prices as of August 1, 2011

PERELLA WEINBERG PARTNERS

HISTORICAL TRADING MULTIPLES

EV / NTM EBITDA MULTIPLES RELATIVE TO ALL PEERS


22.0x
17.0x
12.0x
7.0x
2.0x
Aug-06
Feb-07
Aug-07
Feb-08
Aug-08
Feb-09
Aug-09
Feb-10
Aug-10
Feb-11
Aug-11
6.7x
6.3x(1)
5.2x
C&D Technologies
Selected Peers
Other Strategic Players

	C&D	Peers: Selected	Peers: Other
Current	6.3x	5.2x	6.7x
6 Month Ave.	NA	6.0x	7.3x
1 Year Ave.	NA	5.9x	7.4x
3 Year Ave.	6.2x	5.3x	7.6x
5 Year Ave.	8.9x	6.4x	8.4x

EV / NTM EBITDA MULTIPLES RELATIVE TO SELECTED PEERS


22.0x
17.0x
12.0x
7.0x
2.0x
Aug-06
Feb-07
Aug-07
Feb-08
Aug-08
Feb-09
Aug-09
Feb-10
Aug-10
Feb-11
Aug-11
6.3x(1)
6.1x
4.3x
C&D Technologies
EnerSys
Exide

	C&D	Selected Peers: EnerSys	Selected Peers: Exide
Current	6.3x	6.1x	4.3x
6 Month Ave.	NA	7.1x	4.9x
1 Year Ave.	NA	6.8x	4.9x
3 Year Ave.	6.2x	6.2x	4.4x
5 Year Ave.	8.9x	7.0x	4.7x

Source: FactSet and I/B/E/S Estimates as of August 1, 2011

Notes: Selected Peers represents the median of EnerSys and Exide; Other Strategic Players represents the median of Greatbatch, GS Yuasa, Johnson Controls, Maxwell Technologies, Power-One and Ultralife

(1) Current C&D Technologies multiple is based on NTM EBITDA from Management projections

PERELLA WEINBERG PARTNERS

OVERVIEW OF PENSION LIABILITIES

UNDERFUNDED PENSION AS % OF ENTERPRISE VALUE


10.9%
1.0%
12.6%
3.2%
2.5%
0.4%
0.0%
0.0%
0.0%
C&D Technologies
EnerSys
Exide
GS Yuasa
Johnson Controls
Greatbatch
Maxwell Technologies
Power-One
Ultralife

NON-SERVICE PENSION EXPENSE AS % OF CY 2012E EBITDA


7.8%
0.4%
2.3%
0.0%
0.0%
0.1%
(2.7%)
0.0%
0.0%
C&D Technologies
EnerSys
Exide
GS Yuasa
Johnson Controls
Greatbatch
Maxwell Technologies
Power-One
Ultralife

PENSION-ADJUSTED EV/EBITDA MULTIPLES


5.4x
5.6x
5.9x
5.9x
4.2x
4.6x
6.5x
6.7x
7.6x
7.8x
6.2x
6.2x
14.3x
14.7x
3.5x
NA
3.8x
NA
C&D Technologies
EnerSys
Exide
GS Yuasa
Johnson Controls
Greatbatch
Maxwell Technologies
Power-One
Ultralife
GAAP EV / 2012E EBITDA
Pension-Adjusted EV / 2012E EBITDA

PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet as of August 1, 2011

ILLUSTRATIVE VALUATION SUMMARY


Unaffected Price: $8.24
AG Proposal: $9.50
Recent Trading Range (Unaffected)
Since 2010 Announcement for Debt-for-Equity Exchange
$3.70
$8.20
Public Comparables Analysis (1)
5.0x - 6.0x CY 2012E EBITDA (2)
$8.30
$10.70
Public Comparables Analysis - Pension Adjusted (3)
5.2x - 6.2x CY 2012E Pension Adjusted EBITDA (2)
$8.30
$10.90
Minority Squeezeout Premiums Paid
20 - 30% Premium over Unaffected Share Price
$9.90
$10.70
Illustrative Discounted Cash Flow (1)
5.0x - 6.0x Exit Multiple, 14% - 16% WACC
$7.10
$9.50
Illustrative DCF + Value of Growth Opportunities (1)
Includes Permit in China, New Plant in India & Nokia Contract
5.0x - 6.0x Exit Multiple, 14% - 16% WACC
$7.50
$10.90
$0.00
$5.00
$10.00
$15.00

Source: Company filings, Management estimates, FactSet

Notes: (1) Per share calculations assume total debt of $62 million, cash of $5 million and minority interest of $13 million as of April 30, 2011; calculations assume 15.197 million common shares and 1.201 million options outstanding with a weighted average exercise price of $16.06 as of April 30, 2011; dilutive impact of in-the-money options calculated using the treasury stock method

(2) CY 2012E EBITDA represents EBITDA estimates for C&D Technologies over the twelve month period ending January 31, 2013

(3) Per share calculations assume total debt of $62 million, after-tax pension obligation of $23 million plus other post employment benefit obligation of $2 million (as of January 31, 2011), cash of $5 million and minority interest of $13 million as of April 30, 2011

PERELLA WEINBERG PARTNERS

APPENDIX

SUMMARY MANAGEMENT PLAN

($ in millions)

Fiscal Year Ended January 31,	2007A	2008A	2009A	2010A	2011A	2012E	2013E	2014E
Sales	$287	$346	$366	$336	$355	$383	$447	$474
Growth		*20.5%*	*5.6%*	*(8.2%)*	*5.7%*	*8.1%*	*16.5%*	*6.0%*
Less: Cost of Sales	(249)	(310)	(319)	(298)	(306)	(326)	(370)	(392)
Gross Profit	**$38**	**$36**	**$47**	**$38**	**$49**	**$57**	**$77**	**$82**
Gross Margin	*13.2%*	*10.4%*	*12.7%*	*11.2%*	*13.8%*	*14.9%*	*17.2%*	*17.3%*
Less: Selling, General, & Administrative	($33)	($36)	($40)	($41)	($37)	($39)	($42)	($44)
Less: Technology Expenses	(6)	(6)	(7)	(8)	(6)	(6)	(8)	(8)
EBIT	**($2)**	**($6)**	**($1)**	**($11)**	**$5**	**$12**	**$27**	**$30**
Less: Goodwill Impairment Charge	$0	$0	$0	$0	($60)	$0	$0	$0
Plus: Gain on Plant Sale / (Shutdown Costs)	0	15	0	0	(0)	(0)	0	0
Plus: Other Income / (Expense)	(1)	1	(3)	(0)	1	(3)	(1)	(1)
Less: Noncontrolling Interest Expense	1	(3)	1	0	(1)	(2)	(2)	(3)
Less: Net Interest Expense	(14)	(11)	(12)	(12)	(15)	(5)	(4)	(4)
Less: Income Tax Expense	(1)	(1)	(2)	(2)	13	(0)	(7)	(9)
Less: Loss from Discontinued Operations	(29)	(16)	0	0	0	0	0	0
Net Income	**($45)**	**($21)**	**($17)**	**($26)**	**($56)**	**$1**	**$13**	**$13**
Growth		*NM*	*NM*	*NM*	*NM*	*NM*	*811.8%*	*5.2%*
EBIT	($2)	($6)	($1)	($11)	$5	$12	$27	$30
Plus: Depreciation & Amortization	11	11	11	11	10	11	11	11
EBITDA	**$10**	**$5**	**$10**	**($0)**	**$16**	**$22**	**$38**	**$41**
EBITDA Margin	*3.4%*	*1.4%*	*2.8%*	*(0.1%)*	*4.4%*	*5.8%*	*8.4%*	*8.6%*
Plus: Stock Based Compensation Expense	0	1	1	1	1	1	1	1
Adjusted EBITDA	**$10**	**$5**	**$11**	**$1**	**$16**	**$24**	**$39**	**$42**
Adjusted EBITDA Margin	*3.5%*	*1.6%*	*3.1%*	*0.3%*	*4.6%*	*6.2%*	*8.7%*	*8.9%*

Source: Management estimates

PERELLA WEINBERG PARTNERS

PUBLIC TRADING COMPARABLES

($ in millions, except per share data)

						CY 2011E Multiples				CY 2012E Multiples			
Company	Share Price [1]	% of 52 Wk High	Market Capitalization	Enterprise Value	Pension-Adj. Ent. Value [1]	EV / Revenue	EV / EBITDA	Pension-Adj. EV / EBITDA[2]	Price / EPS	EV / Revenue	EV / EBITDA	Pension-Adj. EV / EBITDA[2]	Price / EPS
Selected Peers													
EnerSys	$30.98	76.8%	$1,592	$1,736	$1,753	0.8x	6.5x	6.6x	10.7x	0.7x	5.9x	5.9x	9.6x
Exide	7.20	56.8%	571	1,160	1,306	0.4	4.8	5.3	9.4	0.4	4.2	4.6	6.5
Mean		**66.8%**				**0.6x**	**5.7x**	**5.9x**	**10.1x**	**0.5x**	**5.0x**	**5.3x**	**8.1x**
High		**76.8%**				**0.8**	**6.5**	**6.6**	**10.7**	**0.7**	**5.9**	**5.9**	**9.6**
Low		**56.8%**				**0.4**	**4.8**	**5.3**	**9.4**	**0.4**	**4.2**	**4.6**	**6.5**
Other Strategic Players													
Johnson Controls	$37.51	87.4%	$26,114	$30,350	$31,096	0.7x	9.3x	9.5x	14.1x	0.7x	7.6x	7.8x	10.8x
GS Yuasa	7.14	86.0%	2,947	3,510	3,622	0.9	8.3	8.6	17.9	0.8	6.5	6.7	15.4
Power-One	7.17	55.0%	1,144	998	998	0.9	3.8	3.8	7.2	0.8	3.5	3.5	6.5
Greatbatch	24.23	83.4%	581	750	753	1.3	6.8	6.8	14.7	1.3	6.2	6.2	13.3
Maxwell Technologies	16.64	84.7%	475	448	448	2.9	37.2	40.0	92.4	2.3	14.3	14.7	26.4
Ultralife	4.72	63.0%	82	84	84	0.5	5.8	5.8	27.8	0.5	3.8	3.8	9.1
Mean		**76.6%**				**1.2x**	**11.8x**	**12.4x**	**29.0x**	**1.1x**	**7.0x**	**7.1x**	**13.6x**
Median		**84.0%**				**0.9**	**7.5**	**7.7**	**16.3**	**0.8**	**6.3**	**6.4**	**12.0**
High		**87.4%**				**2.9x**	**37.2x**	**40.0x**	**92.4x**	**2.3x**	**14.3x**	**14.7x**	**26.4x**
Low		**55.0%**				**0.5**	**3.8**	**3.8**	**7.2**	**0.5**	**3.5**	**3.5**	**6.5**
C&D TECHNOLOGIES													
Current Price	**$9.30**	**40.5%**	**$143**	**$211**	**$234**	**0.6x**	**8.9x**	**8.8x**	**102.5x**	**0.5x**	**5.4x**	**5.6x**	**11.2x**
Offer Price	**9.50**	**31.3%**	**146**	**214**	**237**	**0.6**	**9.1**	**8.9**	**104.8**	**0.5**	**5.5**	**5.6**	**11.5**
Unaffected Price	**8.24**	**27.2%**	**126**	**195**	**218**	**0.5**	**8.3**	**8.2**	**90.9**	**0.4**	**5.0**	**5.2**	**10.0**

Source: Company filings, FactSet, I/B/E/S Estimates
Notes: Share prices as of August 1, 2011
(1) Adjusted for underfunded portion of pension obligation and other postretirement benefits
(2) EBITDA is adjusted for periodic benefit cost net of service cost for pension obligations and other postretirement benefits

PERELLA WEINBERG PARTNERS

PRECEDENT TRANSACTIONS

($ in millions)

Transaction Date		Target	Acquiror	Deal Value	Deal Value/LTM (1)	
Announced	Closed				Sales	EBITDA
12/23/2009	1/29/2010	EaglePicher Technologies	OM Group Inc.	$172	1.4x	NA
10/15/2008	10/24/2008	Enertech International, Inc.	Ener1, Inc.	55	1.1	9.2
3/22/2005	7/1/2005	Delphi Corp. / Global Automotive Battery Business	Johnson Controls Inc.	213	0.4	5.3
2/16/2005	6/1/2005	FIAMM SpA / Motive Power Battery Business	EnerSys	33	0.4	NA
7/20/2004	8/10/2004	Enermex, S.a. De C.v.	Johnson Controls Inc.	525	2.4	NA
10/20/2003	1/14/2004	Saft Groupe SA	Doughty Hanson & Co.	455	NA	5.5
8/6/2002	10/31/2002	Varta AG / Automotive Battery Division	Johnson Controls Inc.	306	0.5	NA
1/7/2002	3/25/2002	Energy Storage Group	EnerSys	505	0.8	NA
11/9/2000	11/9/2000	EnerSys	Metalmark Capital	330	0.8	NA
8/29/2000	11/5/2000	Gylling Optima Batteries AB	Johnson Controls Inc.	62	1.8	NA

	Sales	EBITDA
Mean	**1.1x**	**6.7x**
Median	**0.8**	**5.5**

Source: Press releases, Company filings, Wall Street Research, Capital IQ

PREMIUMS PAID ANALYSIS

U.S. MINORITY SQUEEZE-OUT TARGETS, DEAL VALUE OVER $10 MILLION


LAST 5 YEARS
LAST 10 YEARS
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
44.2%
28.7%
11.4%
47.7%
28.6%
8.4%
46.9%
29.0%
12.5%
39.8%
25.5%
11.7%
40.9%
25.8%
12.3%
44.1%
25.7%
11.5%
Range from 1st to 3rd Quartile
Median
1-Day
1-Week
1-Month
1-Day
1-Week
1-Month


2011YTD, 2
2010, 4
2009, 9
2008, 5
2007, 5
2006, 8

33 Transactions Total


2011YTD, 2
2010, 4
2009, 9
2008, 5
2007, 5
2006, 8
2001-2005, 61

94 Transactions Total

PERELLA WEINBERG PARTNERS

Source: Dealogic

WACC ANALYSIS

BETA ANALYSIS

Select Peers	Levered Beta [1]	Debt / Cap.	Debt / Equity	Unlevered Beta [2]
EnerSys	1.53	13.5%	15.6%	1.39
Exide	2.04	56.7%	131.1%	1.10
Johnson Controls	1.37	16.5%	19.8%	1.22
Maxwell Technologies	1.23	1.2%	1.2%	1.22
Greatbatch	0.81	26.2%	35.4%	0.66
Power-One	1.73	0.0%	0.0%	1.73
GS Yuasa	1.29	19.1%	23.6%	1.11
Ultralife	1.19	11.4%	12.9%	1.10
Mean	**1.43**	**19.0%**	**32.4%**	**1.20**
Median	**1.37**	**16.5%**	**19.8%**	**1.22**
C&D Technologies	1.44	30.2%	43.2%	1.12

WACC ANALYSIS

Cost of Equity	
U.S. Risk Free Rate (10 Year U.S. Treasury) [3]	2.7%
Equity Market Premium [4]	6.7%
Asset Beta	1.12
Relevered Beta (30% Target Debt / Capitalization) [5]	1.44
Adjusted Equity Market Risk Premium	12.4%
Size Premium [4]	6.4%
Cost of Equity	**18.7%**
Cost of Debt	
Assumed Cost of Debt (Pre-Tax) [6]	6.2%
Tax Rate	35.0%
Assumed Cost of Debt (After-Tax)	**4.0%**
Weighted Average Cost of Capital	**14.3%**

Source: Company filings, Bloomberg
Notes: (1) Bloomberg 5 year raw beta
(2) Assumes 35% effective tax rate
(3) Bloomberg; 10-year treasury bond yield as of August 1, 2011
(4) 2011 Ibbotson SBBI Valuation Yearbook; equity risk premium represents arithmetic mean as of December 31, 2010
(5) Assumes debt to capital ratio of 30%; Levered beta = [unlevered beta*(1+((1-tax rate)*(debt/equity)))]
(6) Weighted average cost of debt as of April 30, 2011

PERELLA WEINBERG PARTNERS

DISCOUNTED CASH FLOW

($ in millions, except per share data)

Fiscal Year Ended January 31,	2H 2012E	2013E	2014E	Terminal Year
Revenue	$201	$447	$474	
EBITDA	$16	$39	$42	$42
Less: Depreciation & Amortization	(5)	(11)	(11)	
EBIT	$10	$28	$31	
Less: Taxes	(0)	(9)	(11)	
After-Tax EBIT	$10	$19	$20	
Plus: Depreciation & Amortization	$5	$11	$11	
Plus: Change in NWC	0	(1)	4	
Less: Capital Expenditures	(4)	(12)	(12)	
Less: Pension Plan Contributions	(4)	(5)	(6)	
Unlevered Free Cash Flow	$7	$13	$17	
Unlevered Free Cash Flows	$7	$13	$17	
Terminal Value (1)			233	
Total Free Cash Flows	$7	$13	$250	
Weighted Average Cost of Capital (WACC)	15.0%	15.0%	15.0%	
Discount Period	0.25	1.00	2.00	
Discount Factor (Assumes 15.0% WACC)	0.97x	0.87x	0.76x	
Discounted Free Cash Flows	$7	$11	$177	

IMPLIED VALUE PER SHARE (2)

	Terminal Multiple				
WACC	4.5x	5.0x	5.5x	6.0x	6.5x
13.0%	$6.77	$7.79	$8.78	$9.73	$10.68
14.0%	$6.55	$7.55	$8.53	$9.46	$10.39
15.0%	$6.33	$7.31	$8.28	$9.20	$10.11
16.0%	$6.12	$7.08	$8.04	$8.94	$9.83
17.0%	$5.91	$6.85	$7.79	$8.69	$9.57

IMPLIED PERPETUAL GROWTH RATE (3)

	Terminal Multiple				
WACC	4.5x	5.0x	5.5x	6.0x	6.5x
13.0%	0.9%	2.0%	2.9%	3.7%	4.4%
14.0%	1.8%	2.9%	3.8%	4.6%	5.3%
15.0%	2.7%	3.8%	4.8%	5.5%	6.2%
16.0%	3.6%	4.7%	5.7%	6.5%	7.1%
17.0%	4.5%	5.6%	6.6%	7.4%	8.1%

Source: Management estimates
Notes: (1) Assumes a 5.5x forward exit multiple (unadjusted for any pension costs or obligations) is applied to the terminal year EBITDA of $42 million
(2) Assumes total debt of $62 million, cash of $5 million and minority interest of $13 million as of April 30, 2011
(3) Terminal free cash flow excludes pension contribution

PERELLA WEINBERG PARTNERS

DISCOUNTED CASH FLOW (GROWTH OPPORTUNITIES) (1)

($ in millions, except per share data)

Fiscal Year Ended January 31,	2013E	2014E	2015E	2016E	Terminal Year
Revenue (2)	$20	$103	$183	$223	
EBITDA (2) (3)	$3	$10	$21	$23	$26
Less: Depreciation & Amortization	(0)	(1)	(1)	(2)	
EBIT	$3	$9	$19	$21	
Less: Taxes	(1)	(3)	(7)	(7)	
After-Tax EBIT	$2	$6	$13	$14	
Plus: Depreciation & Amortization	$0	$1	$1	$2	
Plus: Change in NWC	(4)	(10)	(11)	(4)	
Less: Capital Expenditures	(2)	(36)	(4)	(5)	
Unlevered Free Cash Flow	($4)	($39)	($0)	$7	
Unlevered Free Cash Flows	($4)	($39)	($0)	$7	
Terminal Value (4)				145	
Total Free Cash Flows	($4)	($39)	($0)	$151	
Weighted Average Cost of Capital (WACC)		15.0%	15.0%	15.0%	
Discount Period		0.00	1.00	2.00	
Discount Factor (Assumes 15.0% WACC)		1.00x	0.87x	0.76x	
Discounted Free Cash Flows	($4)	($39)	($0)	$107	

IMPLIED VALUE PER SHARE (5)

	Terminal Multiple				
WACC	4.5x	5.0x	5.5x	6.0x	6.5x
13.0%	$0.23	$0.68	$1.12	$1.57	$2.01
14.0%	$0.14	$0.58	$1.01	$1.45	$1.89
15.0%	$0.05	$0.48	$0.91	$1.33	$1.76
16.0%	($0.03)	$0.39	$0.81	$1.22	$1.64
17.0%	($0.11)	$0.30	$0.71	$1.11	$1.52

IMPLIED PERPETUAL GROWTH RATE (6)

	Terminal Multiple				
WACC	4.5x	5.0x	5.5x	6.0x	6.5x
13.0%	3.4%	4.3%	5.0%	5.7%	6.2%
14.0%	4.3%	5.2%	6.0%	6.6%	7.1%
15.0%	5.2%	6.1%	6.9%	7.5%	8.1%
16.0%	6.2%	7.1%	7.8%	8.5%	9.0%
17.0%	7.1%	8.0%	8.8%	9.4%	9.9%

Source: Management estimates

Notes: (1) Includes permit for increased production in China, new plant in India and additional revenues from Nokia contract
(2) Excludes 33% of JV partner's revenue and EBITDA from increased production in China
(3) Terminal year EBITDA assumes 15% year-over-year growth
(4) Assumes a 5.5x forward exit multiple (unadjusted for any pension costs or obligations) is applied to the terminal year EBITDA of $26 million
(5) Assumes net debt of $43 million associated with projects as of July 2013; July 2013 equity value discounted to present value at 19% cost of equity
(6) Terminal free cash flow adjusted to reflect normalized growth in PPE and net working capital requirements

PERELLA WEINBERG PARTNERS

C&D TECHNOLOGIES OVERVIEW

($ in millions)

SUMMARY BALANCE SHEET (AS OF APRIL 2011)

Current Assets	$153
Property, Plant & Equipment	87
Other Assets	14
Total Assets	**$253**
Total Current Liabilities	$60
Long-Term Debt	59
Other Liabilities	40
Total Liabilities	$159
Stockholders' Equity	82
Minority Interest	13
Total Liabilities and Equity	**$253**

SHAREHOLDER SNAPSHOT[1]

Top Shareholders	Shares	% of TSO
Angelo, Gordon & Co.	9,857,497	64.9%
Bruce & Co.	1,660,568	10.9%
Swiss Re Asset Management	1,221,193	8.0%
RBF Capital	248,955	1.6%
Dimensional Fund Advisors	21,410	0.1%
myCIO Wealth Partners	12,199	0.1%
Jeffery A. Graves	9,480	0.1%
Kevin P. Dowd	7,001	0.0%
GRT Capital Partners	5,114	0.0%
Ian J. Harvie	1,831	0.0%
James D. Dee	1,225	0.0%
JPMorgan Asset Management	605	0.0%
COVASYS Wyttenbach & Zenger	286	0.0%
BlackRock Advisors	110	0.0%
Los Angeles Capital Management	4	0.0%
Top Shareholder Ownership	**13,047,478**	**85.9%**
Other Shareholders	2,149,085	14.1%
Total Shares Outstanding	**15,196,563**	**100.0%**

Source: Company filings, FactSet, LionShares
Notes: (1) As of August 1, 2011

LEGAL NOTICE

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